UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 27, 2004

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000

(Former name or former address, if changed since last report)

Atlas Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	84-1207329

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000

(Former name or former address, if changed since last report)

This combined Form 8-K is separately filed by Atlas Air Worldwide Holdings, Inc. and Atlas Air, Inc. Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant.

Item 5. Other Events and Required FD Disclosure.

     On May 27, 2004, Atlas Air Worldwide Holdings, Inc. (the “Company”) and certain of its subsidiaries filed an amended joint plan of reorganization (the “Plan”) and related first amended disclosure statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”). Copies of the Plan and the Disclosure Statement are attached hereto as Exhibits 99.1 and 99.2, respectively. The Plan and the Disclosure Statement incorporate the terms of a settlement agreement reached last week with the court-appointed unsecured creditors committees of Atlas Air, Inc. and Polar Air Cargo, Inc., both wholly owned subsidiaries of the Company. A copy of the settlement agreement is attached hereto as Exhibit 99.3.

     Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as reasonably practicable in light of the nature and history of the debtor and conditions of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, and should not be construed as, a solicitation for a vote on the Plan. The Company will emerge from Chapter 11 if and when the Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court. A hearing seeking Bankruptcy Court approval of the Disclosure Statement has been set for June 7, 2004. The Company anticipates confirmation of the Plan to occur during the week of July 12, 2004.

     Certain of the information contained in the Plan and the Disclosure Statement should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWH and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to operate pursuant to the terms of the debtor-in-possession facility; the companies’ ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by them from time to time; the ability of the companies to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the companies to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the potential adverse impact of the Chapter 11 cases on the companies’ liquidity or results of operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies’ products; pending and future litigation; and other risks and uncertainties set forth from time to time in the Company’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	First Amended Joint Plan of Reorganization of Atlas Air Worldwide Holdings, Inc. and its affiliated Debtors and Debtors-in-Possession.

99.2	First Amended Disclosure Statement With Respect To the First Amended Joint Plan of Reorganization of Atlas Air Worldwide Holdings, Inc. and its affiliated Debtors and Debtors-in-Possession.

99.3	Notice of Filing Binding Term Sheet Agreement for Global Settlement Among the Debtors and the Official Committees of Unsecured Creditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

DATE: May 28, 2004	By:	/s/ David W. Lancelot

David W. Lancelot
Senior Vice President & Chief Financial Officer

Atlas Air, Inc.

DATE: May 28, 2004	By:	/s/ David W. Lancelot

David W. Lancelot
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	First Amended Joint Plan of Reorganization of Atlas Air Worldwide Holdings, Inc. and its affiliated Debtors and Debtors-in-Possession.

99.2	First Amended Disclosure Statement With Respect to the First Amended Joint Plan of Reorganization of Atlas Air Worldwide Holdings, Inc. and its affiliated Debtors and Debtors-in-Possession.

99.3	Notice of Filing Binding Term Sheet Agreement Among the Debtors and the Official Committees of Unsecured Creditors.